2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Second Quarter 2014 Results
Same-Property RevPAR Increased 9.2 Percent; Adjusted EBITDA rose 24.3 Percent;
Adjusted FFO per Diluted Share Climbed 29.9 Percent

Bethesda, MD, July 24, 2014 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the second quarter ended June 30, 2014. The Company’s results include the following:

	Second Quarter		Six Months Ended, June30
	2014	2013	2014	2013
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$16.6	$8.7	$14.6	$3.8
Net income (loss) per diluted share	$0.26	$0.14	$0.22	$0.06

Same-Property RevPAR(1)	$210.40	$192.67	$189.81	$174.42
Same-Property RevPAR growth rate	9.2%		8.8%

Same-Property EBITDA(1)	$57.4	$51.2	$92.1	$80.1
Same-Property EBITDA growth rate	12.1%		14.9%
Same-Property EBITDA Margin(1)	33.7%	31.9%	29.4%	27.3%

Adjusted EBITDA(1)	$53.3	$42.8	$82.8	$64.8
Adjusted EBITDA growth rate	24.3%		27.7%

Adjusted FFO (1)	$36.0	$26.4	$52.9	$38.4
Adjusted FFO per diluted share(1)	$0.56	$0.43	$0.82	$0.62
Adjusted FFO per diluted share growth rate	29.9%		31.0%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re very excited about the terrific performance of our portfolio in the second quarter, as we continued to outperform the hotel industry’s strong growth,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our hotels continue to realize healthy increases in travel demand from the business and leisure transient segments, as well as ongoing strength from inbound international travel. In addition, the group demand rebound that we experienced in the year accelerated in the second quarter. These positive demand trends, coupled with strong pricing power, contributed to the robust increases in our income and our cash flow. Based on the strong performance experienced in the overall industry and our portfolio during the first half of 2014, as well as the group and transient pace for the second half of the year, we are increasing our outlook for the U.S. hotel industry and our portfolio.”

Second Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the second quarter of 2014 grew 9.2 percent over the same period of 2013 to $210.40. Same-Property ADR rose 7.6 percent from the second quarter of 2013 to $239.89. Same-Property Occupancy increased 1.4 percent to 87.7 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $57.4 million of Same-Property EBITDA for the quarter ended June 30, 2014, rising 12.1 percent compared with the same period of 2013. Same-Property Revenues climbed 6.1 percent, while Same-Property Hotel Expenses increased just 3.4 percent. As a result, Same-Property EBITDA Margin grew to 33.7 percent for the quarter ended June 30, 2014, an expansion of 178 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased $10.4 million, or 24.3 percent, to $53.3 million from $42.8 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 36.5 percent to $36.0 million from $26.4 million in the prior year period.

▪
Dividends: On June 16, 2014, the Company declared a regular quarterly cash dividend of $0.23 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“We were able to grow same-property RevPAR by 9.2 percent in the second quarter, in excess of the industry’s 8.2 percent growth,” added Mr. Bortz. “As a result, same-property EBITDA increased 12.1 percent over the prior year as the implementation of our asset management and best practice initiatives continues to drive our strong results. We see further upside from our strategy of owning high-quality hotels located in high barrier to entry coastal gateway cities. Furthermore, our hotels continue to pick up market share in comparison to their competitors as they benefit from prior renovations and improvements. These benefits should continue to accrue over the next several years.”

Capital Reinvestment and Asset Management

During the second quarter, the Company invested $10.1 million in capital improvements throughout its portfolio, including the Company’s 49 percent interest in its six hotel joint venture with Denihan Hospitality Group (the “Manhattan Collection”). The Company’s capital improvements included $1.9 million at Hotel Palomar San Francisco, $1.0 million at Hotel Vintage Seattle, $0.9 million at Radisson Hotel Fisherman’s Wharf, and $0.7 million at W Los Angeles - Westwood.

As of the end of the second quarter, the Company has completed the addition of four guest rooms at the Embassy Suites San Diego Bay Downtown and the comprehensive renovation and repositioning of the 125-room Hotel Vintage Park Seattle, which has been renamed Hotel Vintage Seattle. The Company has also substantially completed the restaurant and lobby renovations along with the addition of five guest rooms at the 201-room Hotel Palomar San Francisco.

During the fourth quarter of 2014, the Company plans to commence a comprehensive renovation and repositioning at the 355-room Radisson Hotel Fisherman’s Wharf, a guest rooms and public areas renovation of the 258-room W Los Angeles-Westwood, including the potential addition of 39 guest rooms, and a lobby and atrium renovation at the 341-room Embassy Suites San Diego Bay Downtown.

Acquisitions

▪	On May 22, 2014, the Company acquired the Prescott Hotel for $49.0 million. The 160-room, urban, upper-upscale hotel is located in the heart of Union Square in San Francisco, California.

▪	On July 17, 2014 the Company acquired The Nines Hotel for $127.0 million. The 331-room luxury hotel is located across from Pioneer Square in downtown Portland, Oregon.

“We’re thrilled with the acquisition of these two terrific hotels located in our West Coast target markets of San Francisco and Portland,” commented Mr. Bortz. “We believe these properties offer great opportunities for outsized RevPAR growth, margin expansion and value creation through opportunistic capital investment and the implementation of our asset management and best practice initiatives in collaboration with our operating partners.”

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR and Occupancy: Same-Property RevPAR for the six months ended June 30, 2014 increased 8.8 percent over the same period of 2013 to $189.81. Year-to-date, Same-Property ADR grew 7.3 percent from the comparable period of 2013 to $225.67, while year-to-date Same-Property Occupancy climbed 1.4 percent to 84.1 percent.

▪
Same-Property Hotel EBITDA: The Company’s hotels generated $92.1 million of Same-Property Hotel EBITDA for the six months ended June 30, 2014, an improvement of 14.9 percent compared with the same period of 2013. Same-Property Hotel Revenues grew 6.8 percent, while Same-Property Hotel Expenses rose 3.7 percent. As a result, Same-Property Hotel EBITDA Margin for the six months ended June 30, 2014 increased 208 basis points to 29.4 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 27.7 percent, or $18.0 million, to $82.8 million from $64.8 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 37.7 percent to $52.9 million from $38.4 million in the prior year period.

Balance Sheet

As of June 30, 2014, the Company had $579.8 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.2 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated weighted-average interest rate on its debt is 4.1 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and had a $36.0 million balance outstanding on its $200.0 million senior unsecured revolving credit facility. As of June 30, 2014, the Company had $53.8 million of consolidated cash, cash equivalents and restricted cash and $16.2 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent pro rata interest in the Manhattan Collection.

On June 30, 2014, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.4 times and total net debt to trailing 12-month corporate EBITDA was 4.1 times. The Company’s total debt to total gross assets ratio was 30 percent. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 2.4 times, total net debt to trailing 12-month corporate EBITDA was 3.5 times and total debt to total assets ratio was 27 percent.

2014 Outlook

The Company has increased its outlook for 2014, incorporating the expected impact of the Company’s various capital investment projects, the recent acquisitions of the Prescott Hotel and The Nines Hotel, the Company’s second quarter performance, and it assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s revised outlook for 2014 is as follows:

	2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$61.9	$65.9
Net income per diluted share	$0.96	$1.02

Adjusted EBITDA	$187.2	$191.2

Adjusted FFO	$120.9	$124.9
Adjusted FFO per diluted share	$1.87	$1.93

This 2014 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%

Same-Property RevPAR	$196	$198
Same-Property RevPAR growth rate	7.25%	8.00%

Same-Property EBITDA	$207.0	$211.0
Same-Property EBITDA Margin	30.8%	31.3%
Same-Property EBITDA Margin growth rate	150 bps	200 bps

Corporate cash general and administrative expenses	$14.5	$14.5
Corporate non-cash general and administrative expenses	$7.5	$7.5

Total capital investments related to renovations, capital maintenance and return on investment projects	$50.0	$60.0

Weighted-average fully diluted shares and units	64.7	64.7

The Company’s outlook for the third quarter of 2014 is as follows:

	Third Quarter 2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$216	$218
Same-Property RevPAR growth rate	7.00%	8.00%

Same-Property EBITDA	$64.5	$66.5
Same-Property EBITDA Margin	34.2%	34.7%
Same-Property EBITDA Margin growth rate	175 bps	225 bps

Adjusted EBITDA	$58.4	$60.4

Adjusted FFO	$38.9	$40.9
Adjusted FFO per diluted share	$0.60	$0.63

Weighted-average fully diluted shares and units	64.7	64.7

The Company’s outlook for 2014 and third quarter 2014 reflects the Company’s 49 percent pro rata interest in the Manhattan Collection.

The Company’s estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2014 include the hotels owned as of July 24, 2014, as if they had been owned by the Company for the entire years of 2013 and 2014, except for the Prescott Hotel and The Nines Hotel, which are not included in the first and second quarters of 2013 and 2014. The Company’s 2014 outlook assumes no additional acquisitions beyond the hotels the Company owned as of July 24, 2014.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 25, 2014 at 9:00 AM EDT. To participate in the conference call, please dial (888) 337-8169 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, including 25 wholly owned hotels with a total of 6,046 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River

Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 24, 2014. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1300

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,764,615	$1,717,611
Investment in joint venture	258,334	260,304
Ground lease asset, net	23,403	19,217
Cash and cash equivalents	38,477	55,136
Restricted cash	15,274	16,482
Hotel receivables (net of allowance for doubtful accounts of $158 and $270, respectively)	23,227	16,850
Deferred financing costs, net	3,882	4,736
Prepaid expenses and other assets	33,372	26,595
Total assets	$2,160,584	$2,116,931

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$36,000	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $4,812 and $5,888, respectively)	448,654	454,247
Accounts payable and accrued expenses	79,313	61,428
Advance deposits	10,347	8,432
Accrued interest	1,910	1,945
Distribution payable	20,674	15,795
Total liabilities	696,898	641,847
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $325,000 and $325,000 at June 30, 2014 and December 31, 2013), 100,000,000 shares authorized; 13,000,000 shares issued and outstanding at June 30, 2014 and 13,000,000 issued and outstanding at December 31, 2013	130	130
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 63,764,929 issued and outstanding at June 30, 2014 and 63,709,628 issued and outstanding at December 31, 2013	638	637
Additional paid-in capital	1,544,163	1,541,138
Accumulated other comprehensive income (loss)	508	1,086
Distributions in excess of retained earnings	(84,814)	(69,652)
Total shareholders’ equity	1,460,625	1,473,339
Non-controlling interests	3,061	1,745
Total equity	1,463,686	1,475,084
Total liabilities and equity	$2,160,584	$2,116,931

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenues:
Hotel operating revenues:
Room	$102,384	$83,400	$185,953	$150,539
Food and beverage	35,417	35,228	67,865	66,391
Other operating	9,653	7,673	19,348	14,285
Total revenues	$147,454	$126,301	$273,166	$231,215

Expenses:
Hotel operating expenses:
Room	$24,859	$20,847	$47,754	$39,705
Food and beverage	25,156	25,417	48,966	49,475
Other direct	3,654	3,449	7,125	6,725
Other indirect	36,343	31,412	70,759	60,264
Total hotel operating expenses	90,012	81,125	174,604	156,169
Depreciation and amortization	16,230	13,565	32,118	26,776
Real estate taxes, personal property taxes, property insurance and ground rent	9,000	8,396	17,308	14,909
General and administrative	5,591	4,246	11,738	8,585
Hotel acquisition costs	236	241	521	1,161
Total operating expenses	121,069	107,573	236,289	207,600
Operating income (loss)	26,385	18,728	36,877	23,615
Interest income	621	660	1,235	1,294
Interest expense	(6,256)	(5,925)	(12,331)	(11,383)
Equity in earnings (loss) of joint venture	4,264	3,115	1,020	208
Income (loss) before income taxes	25,014	16,578	26,801	13,734
Income tax (expense) benefit	(2,121)	(1,647)	213	951
Net income (loss)	22,893	14,931	27,014	14,685
Net income (loss) attributable to non-controlling interests	220	97	263	99
Net income (loss) attributable to the Company	22,673	14,834	26,751	14,586
Distributions to preferred shareholders	(6,082)	(6,104)	(12,163)	(10,772)
Net income (loss) attributable to common shareholders	$16,591	$8,730	$14,588	$3,814

Net income (loss) per share available to common shareholders, basic and diluted	$0.26	$0.14	$0.22	$0.06
Weighted-average number of common shares, basic	63,764,929	61,082,770	63,763,935	61,039,721
Weighted-average number of common shares, diluted	64,125,057	61,196,396	64,150,266	61,195,034

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	20123
Net income (loss)	$22,893	$14,931	$27,014	$14,685
Adjustments:
Depreciation and amortization	16,186	13,522	32,030	26,691
Depreciation and amortization from joint venture	2,240	2,148	4,451	4,754
FFO	$41,319	$30,601	$63,495	$46,130
Distribution to preferred shareholders	$(6,082)	$(6,104)	$(12,163)	$(10,772)
FFO available to common share and unit holders	$35,237	$24,497	$51,332	$35,358
Hotel acquisition costs	236	241	521	1,161
Non-cash ground rent	572	1,718	1,025	1,740
Amortization of Class A LTIP units	395	395	790	790
Management/franchise contract transition costs	(28)	—	71	197
Interest expense adjustment for above market loan	(538)	(490)	(1,076)	(872)
Capital lease adjustment	40	—	40	—
Amortization of favorable and unfavorable leases	71	—	155	—
Adjusted FFO available to common share and unit holders	$35,985	$26,361	$52,858	$38,374

FFO per common share - basic	$0.55	$0.40	$0.80	$0.58
FFO per common share - diluted	$0.54	$0.40	$0.79	$0.57
Adjusted FFO per common share - basic	$0.56	$0.43	$0.82	$0.62
Adjusted FFO per common share - diluted	$0.56	$0.43	$0.82	$0.62

Weighted-average number of basic common shares and units	64,372,920	61,463,879	64,371,926	61,420,830
Weighted-average number of fully diluted common shares and units	64,733,048	61,577,505	64,758,257	61,576,143

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net income (loss)	$22,893	$14,931	$27,014	$14,685
Adjustments:
Interest expense	6,256	5,925	12,331	11,383
Interest expense from joint venture	2,270	2,274	4,534	4,295
Income tax expense (benefit)	2,121	1,647	(213)	(951)
Depreciation and amortization	16,230	13,565	32,118	26,776
Depreciation and amortization from joint venture	2,240	2,148	4,451	4,754
EBITDA	$52,010	$40,490	$80,235	$60,942
Hotel acquisition costs	236	241	521	1,161
Non-cash ground rent	572	1,718	1,025	1,740
Amortization of Class A LTIP units	395	395	790	790
Management/franchise contract transition costs	(28)	—	71	197

Amortization of favorable and unfavorable leases	71	—	155	—
Adjusted EBITDA	$53,256	$42,844	$82,797	$64,830

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Amortization of favorable and unfavorable leases: The Company excludes the amortization of the favorable and unfavorable retail lease assets and liabilities recorded in conjucntion with hotel property acquisitions because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues:
Room	$21,784	$19,908	$35,768	$33,909
Food and beverage	2,057	1,694	3,976	3,334
Other operating	681	617	1,403	1,256
Total revenues	24,522	22,219	41,147	38,499

Expenses:
Total hotel expenses	15,713	14,583	31,056	29,119
Depreciation and amortization	2,240	2,148	4,451	4,754
Total operating expenses	17,953	16,731	35,507	33,873
Operating income (loss)	6,569	5,488	5,640	4,626
Interest income	—	23	1	32
Interest expense	(2,270)	(2,274)	(4,534)	(4,295)
Other	(35)	(122)	(87)	(155)
Equity in earnings of joint venture	$4,264	$3,115	$1,020	$208

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(10,415)
Net Debt		214,985
Restricted cash		(5,762)
Net Debt less restricted cash		$209,223

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results represent the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	87.7%	86.5%	84.1%	83.0%
Increase/(Decrease)	1.4%		1.4%
Same-Property ADR	$239.89	$222.86	$225.67	$210.27
Increase/(Decrease)	7.6%		7.3%
Same-Property RevPAR	$210.40	$192.67	$189.81	$174.42
Increase/(Decrease)	9.2%		8.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel, for both 2014 and 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel, for both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	87.0%	86.2%	83.5%	82.3%
Increase/(Decrease)	0.9%		1.5%
Same-Property ADR	$230.27	$212.04	$220.34	$203.34
Increase/(Decrease)	8.6%		8.4%
Same-Property RevPAR	$200.24	$182.72	$183.95	$167.30
Increase/(Decrease)	9.6%		9.9%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	92.5%	88.3%	88.1%	87.3%
Increase/(Decrease)	4.7%		0.9%
Same-Property ADR	$297.63	$291.81	$257.81	$252.68
Increase/(Decrease)	2.0%		2.0%
Same-Property RevPAR	$275.23	$257.63	$227.21	$220.62
Increase/(Decrease)	6.8%		3.0%

Notes:

This schedule of hotel results for the three months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2014. This schedule of hotel results for the six months ended June 30 includes only information for the six hotels that comprise the Manhattan Collection as of June 30, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$122,868	$112,123	$220,422	$200,862
Food and beverage	37,329	38,554	71,697	73,107
Other	10,369	10,038	20,868	19,161
Total hotel revenues	170,566	160,715	312,987	293,130

Same-Property Expenses:
Rooms	$30,801	$28,859	$59,639	$55,831
Food and beverage	26,769	28,115	52,342	55,058
Other direct	3,747	3,750	7,343	7,324
General and administrative	13,836	13,310	27,259	25,879
Sales and marketing	11,852	11,106	22,984	21,610
Management fees	5,264	5,105	9,665	9,161
Property operations and maintenance	5,165	4,865	10,248	9,579
Energy and utilities	3,963	3,725	8,374	7,568
Property taxes	7,416	6,670	14,703	13,367
Other fixed expenses	4,324	3,961	8,368	7,629
Total hotel expenses	113,137	109,466	220,925	213,006

Same-Property EBITDA	$57,429	$51,249	$92,062	$80,124

Same-Property EBITDA Margin	33.7%	31.9%	29.4%	27.3%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel, for both 2014 and 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel, for both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$101,084	$92,215	$184,653	$166,953
Food and beverage	35,272	36,860	67,721	69,772
Other	9,688	9,421	19,466	17,906
Total hotel revenues	146,044	138,496	271,840	254,631

Same-Property Expenses:
Rooms	$24,474	$23,259	$47,374	$44,615
Food and beverage	25,008	26,462	48,829	51,721
Other direct	3,648	3,631	7,130	7,094
General and administrative	11,736	11,308	23,152	21,935
Sales and marketing	10,525	9,839	20,389	19,140
Management fees	4,527	4,403	8,410	7,947
Property operations and maintenance	4,345	4,132	8,583	8,090
Energy and utilities	3,420	3,149	6,924	6,206
Property taxes	5,530	4,852	10,949	9,743
Other fixed expenses	4,210	3,848	8,129	7,396
Total hotel expenses	97,423	94,883	189,869	183,887

Same-Property EBITDA	$48,621	$43,613	$81,971	$70,744

Same-Property EBITDA Margin	33.3%	31.5%	30.2%	27.8%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Same-Property Revenues:
Rooms	$21,784	$19,908	$35,768	$33,909
Food and beverage	2,057	1,694	3,976	3,334
Other	681	617	1,403	1,256
Total hotel revenues	24,522	22,219	41,147	38,499

Same-Property Expenses:
Rooms	$6,327	$5,600	$12,265	$11,217
Food and beverage	1,761	1,653	3,513	3,337
Other direct	100	118	213	229
General and administrative	2,100	2,002	4,107	3,944
Sales and marketing	1,327	1,267	2,595	2,470
Management fees	737	702	1,255	1,214
Property operations and maintenance	819	733	1,665	1,489
Energy and utilities	543	576	1,450	1,362
Property taxes	1,885	1,819	3,754	3,624
Other fixed expenses	114	113	239	233
Total hotel expenses	15,713	14,583	31,056	29,119

Same-Property EBITDA	$8,809	$7,636	$10,091	$9,380

Same-Property EBITDA Margin	35.9%	34.4%	24.5%	24.4%

Notes:

This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the three months ended June 30 and only includes information for the six hotels that comprise the Manhattan Collection as of June 30, 2014. This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the six months ended June 30 and only includes information for the six hotels that comprise the Manhattan Collection as of June 30, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica (formerly Sheraton)	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Plaza Portland	X	X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay	X	X	X	X
The Redbury Hotel	X	X	X	X
Hotel Modera	X	X	X	X
Radisson Hotel Fisherman's Wharf	X	X	X	X
The Prescott Hotel			X	X
The Nines Hotel			X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s second quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company’s June 30 year-to-date Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2014, except for the Prescott Hotel. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2014 Outlook include the hotels owned as of July 24, 2014. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2014 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	79%	87%	88%	81%	84%
ADR	$195	$221	$230	$224	$218
RevPAR	$155	$192	$202	$181	$183

Hotel Revenues	$142.7	$173.8	$178.4	$169.2	$664.2
Hotel EBITDA	$30.8	$55.3	$57.9	$49.7	$193.7

	First Quarter 2014	Second Quarter 2014

Occupancy	80%	88%
ADR	$209	$238
RevPAR	$168	$209

Hotel Revenues	$153.8	$184.0
Hotel EBITDA	$37.3	$61.6

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of July 24, 2014. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	78%	87%	88%	80%	83%
ADR	$192	$211	$224	$210	$210
RevPAR	$151	$183	$196	$167	$174

Hotel Revenues	$126.4	$151.6	$157.2	$144.2	$579.5
Hotel EBITDA	$29.1	$47.6	$51.2	$40.1	$168.0

	First Quarter 2014	Second Quarter 2014

Occupancy	80%	87%
ADR	$209	$229
RevPAR	$167	$200

Hotel Revenues	$137.2	$159.5
Hotel EBITDA	$36.0	$52.8

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of July 24, 2014, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	86%	88%	90%	89%	88%
ADR	$212	$292	$276	$315	$274
RevPAR	$183	$258	$247	$280	$242

Hotel Revenues	$16.3	$22.2	$21.2	$25.0	$84.7
Hotel EBITDA	$1.7	$7.6	$6.7	$9.6	$25.7

	First Quarter 2014	Second Quarter 2014

Occupancy	84%	92%
ADR	$213	$298
RevPAR	$179	$275

Hotel Revenues	$16.6	$24.5
Hotel EBITDA	$1.3	$8.8

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.